Exhibit 99.1

Sharps Technology, Inc. Announces $3.5 Million Bridge Financing

NEW YORK, NY, September 23, 2024 (GLOBAL NEWSWIRE) — Sharps Technology, Inc. (NASDAQ: STSS) (the “Company”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, today announced that it has entered into definitive agreements with institutional investors for a secured bridge loan financing (the “Bridge Financing”) of approximately $3.5 million.

The Bridge Financing consisted of the sale of approximately $3.5 million in securities, with purchasers agreeing to buy, for each $1,000 invested, $1,250 in aggregate principal amount of secured notes (the “Notes”) and 1,628.57 shares of common stock (“Common Stock”) or pre-funded warrants (“Pre-funded Warrants”) in lieu of shares of Common Stock, for an aggregate of $4,375,000 in principal amount of the Notes and 5,700,006 shares of Common Stock. The Pre-Funded Warrants will be immediately exercisable, at a price of $0.0001, subject to registration and may be exercised at any time until exercised in full. For each Pre-Funded Warrant sold in the offering, the number of shares of Common Stock in the offering will be decreased on a one-for-one basis.

Aggregate gross proceeds to the Company are expected to be approximately $3.5 million, before deducting fees and expenses. The transaction is expected to close on or about September 23, 2024, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as Exclusive Placement Agent for the private placement. Sichenzia Ross Ference Carmel LLP is acting as U.S. counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

The securities described above are being sold in a private placement transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the pre-funded warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sharps Technology, Inc.

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary and is partnering with Nephron Pharmaceuticals to expand its manufacturing capacity in the U.S. For more information about Sharps Technology, please visit the website at: http://sharpstechnology.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Relations:

Dave Gentry
RedChip Companies, Inc.
1-800-RED-CHIP (733-2447)
Or 407-644-4256
STSS@redchip.com